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                                                                   EXHIBIT 10.20

                           SECOND AMENDMENT TO LEASE

     THIS SECOND AMENDMENT TO LEASE is dated as of the 7th day of December, 2001 and is by and between Technology Plus of Mankato, Inc. a Minnesota nonprofit corporation ("Landlord") and FirePond, Inc. a Delaware corporation ("Tenant").

                                    RECITALS

     A. Landlord's predecessor, Premier Drive Properties, L.L.C., and Tenant are parties to that certain Lease Agreement dated December 2, 1998, as amended by that certain Lease Amendment dated March 16, 2000 (as amended, the "Lease") governing certain office space (the "Premises") located in the building at 1983 Premier Drive (the "Building) in the City of Mankato, Minnesota.

     B. Landlord has agreed to reduce the area in the Building leased to Tenant by 9,163 square feet, such that the area thereafter leased by Tenant will be 13,504 square feet (or approximately 21% of the total space in the Building), and the parties have agreed to adjust the base rent and Tenant's share of Additional Rent payable under the Lease.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the parties agree as follows:

     1. Reduction of Leased Premises. Landlord and Tenant hereby agree to reduce the area leased to Tenant under the Lease by 9,163 square feet such that the area thereafter leased by Tenant will be 13,504 square feet (or approximately 21% of the total space in the Building), effective February 1, 2002, on which date the Premises occupied under the Lease shall be as shown on Exhibit A attached hereto.

     2. Rent Decrease. From and after February 1, 2002, the base rent paid by Tenant and Tenant's share of Additional Rent shall be decreased to reflect the space removed from the Premises by this Second Amendment.

     3. No Further Changes. All other terms and provisions of the Lease shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first set forth above.

TECHNOLOGY PLUS OF MANKATO, INC.              FIREPOND, INC.


By   /s/ Pat Hentges                          By   /s/ Paul K. McDermott
  -------------------------------               -------------------------------

ITS   Manager                                  ITS  CFO
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                                    Firepond



                                   EXHIBIT A



                         [GRAPHIC OMITTED: FLOOR PLAN]